                 POLICY MANAGEMENT SYSTEMS CORPORATION
                       1989 STOCK OPTION PLAN


                                  1.

                                PURPOSE


     The purpose of this Plan is to promote the interest of PMSC and its Subsidiaries by granting Options to purchase Common Stock to certain Key Employees in order (1) to attract and retain said Key Employees, (2) to provide an additional incentive to each such Key Employee to work to increase the value of Common Stock and (3) to provide each such Key Employee with a stake in the future of PMSC which corresponds to the stake of each of PMSC's shareholders.

                                 2.

                              DEFINITIONS


     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1.  Board -- means the Board of Directors of PMSC.

     2.2. Code -- means the Internal Revenue Code of 1986, as amended.

     2.3.  Committee -- means the Compensation Committee of the
Board.


     2.4.  Common Stock -- means the common stock of PMSC.

     2.5. Fair Market Value -- means the closing price on any date for a share of Common Stock on the national securities exchange on which the Common Stock is listed. In the event the Common Stock is listed on NASDAQ, "Fair Market Value" shall mean the average of the closing bid and asked prices of the Common Stock on such date or, in the absence of bid and asked prices on such day on NASDAQ, such average on the first preceding day the Common Stock was traded. If no such price quotation is available,
"Fair Market Value" shall mean the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.6. ISO -- means an option granted under this Plan to purchase Common Stock which satisfies the requirements of Section
422A of the Code.

     2.7. Key Employee -- means a full time, salaried employee or a director of PMSC or any Subsidiary who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of PMSC or such Subsidiary and who is not a Ten Percent Shareholder. With respect to grants of ISO's Key Employee shall not include any director who is not otherwise also an employee of PMSC or a Subsidiary.

     2.8. Non-ISO -- means an option granted under this Plan to purchase stock which is not intended to qualify as an ISO pursuant to Section 422A of the Code.

     2.9.  Option -- means an ISO or a Non-ISO.
     2.10. Option Agreement -- means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee under this Plan.
     2.11. Option Price -- means the price which shall be paid to purchase one share of stock upon the exercise of an Option granted under this Plan.
     2.12. Parent Corporation -- means any corporation which is a parent of PMSC within the meaning of Section 425(e) of the Code.
     2.13. Plan -- means this PMSC 1989 Stock Option Plan, as amended from time to time.
     2.14. PMSC -- means Policy Management Systems Corporation, a South Carolina corporation, and any successor to such corporation.
     2.15. Predecessor Corporation -- means any corporation which is a predecessor corporation (within the meaning of Section 422(b)(7) of the Code) of PMSC, any Subsidiary or Parent Corporation.

     2.16. Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of Section 425(f) of the Code) of PMSC.

     2.17. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either PMSC, a subsidiary or a parent corporation.


                      3.

                      SHARES SUBJECT TO OPTIONS


     There shall be 1,200,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but

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unissued shares of Common Stock or from shares of Common Stock which have been reacquired by PMSC.
Furthermore, any shares of Common Stock subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.


                                  4.

                            EFFECTIVE DATE


     The effective date of this Plan shall be the date it is adopted by the Board, provided that the shareholders representing a majority of the shares of PMSC voting at a duly called meeting of such shareholders approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.


                                  5.

                               COMMITTEE


     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 13, Section 14 and Section 15) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on PMSC, on each affected Key Employee and on each other person directly or indirectly affected by such action.



                                 6.

                             ELIGIBILITY


     Only Key Employees shall be eligible for the grant of Options under this Plan.


                                 7.

                          GRANT OF OPTIONS

     (a) Committee Action. The Committee acting in its absolute discretion shall grant Options to certain Key Employees under this Plan from time to time to purchase shares of Common Stock and, further, shall have the right to grant new Options in exchange for outstanding Options. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; provided, however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her surrender of or failure to exercise the other such Option.

     (b) Directors. The Committee shall not grant Options for more than fifteen percent (15%) of the number of shares reserved hereunder to the members of the Board who are not also employees of PMSC or its subsidiaries. The Committee shall not grant Options for more than twenty-five percent (25%) of the number of shares reserved hereunder to members of the Board who are also employees of PMSC or its subsidiaries.

     (c) Limitation on Grant. The aggregate fair market value (determined at the time of Option grant) of stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all stock option plans of PMSC and any parent or subsidiary corporation of such Key Employee's employer corporation) shall not exceed One Hundred Thousand Dollars ($100,000.00). In the event of an acceleration of an Option pursuant to the terms of Section 14, only such portion of such Option as may be accelerated, consistent with the provisions of the preceding sentence, shall be accelerated and treated as an ISO and any remaining portion of such Option shall be accelerated but shall be redesignated a non-ISO.

                                  8.

                            OPTION PRICE


     The Option Price for each share of Common Stock subject to an Option shall be no less than the Fair Market Value of a share of
Common Stock on the date the Option is granted. The Option Price shall be payable in cash in full upon the exercise of any Option, or the Key Employee may pay all or part of the Option Price upon exercise of the Option in shares of Common Stock already held by the Key Employee. In the event that all or part of the Option Price is paid in shares of Common Stock, the value of such shares shall be equal to the Fair Market Value of such shares on the date of exercise of the Option.

                                  9.

                            EXERCISE PERIOD


     Each Option granted under this Plan may be exercised in whole or in part only during a term (the "Term") commencing on the date one (1) year after the date such Option is granted and ending on the earlier of:

          (1)  the date such Option is exercised in full,

(2) the date which is the tenth anniversary of the date such Option is granted, if such Option is an ISO, or

(3) the date which is one day after the tenth anniversary of the date such Option is granted, if such Option is a Non-ISO.


     An Option Agreement shall provide that Options may only be exercised in annual installments as follows:

(1) During the first year of the Term, the Option shall be exercisable as to one-third (1/3) of the number of shares subject to the Option;

(2) During the second year of the Term, the Option shall be exercisable as to two-thirds (2/3) of the number of shares subject to the Option, minus the number of shares, if any, as to which the Option was exercised during the first year of the Term;
and

(3) During the third and following years of the Term, the Option shall be exercisable as to all of the shares subject to the Option, minus the number of shares, if any, as to which the Option was exercised during the first and second years of the Term.

     An Option Agreement shall provide that an Option may not be exercised after the termination of employment or term as director of a Key Employee with the Company or its Subsidiaries, except that in the event of retirement with the consent of the Company or any of its Subsidiaries such a Key Employee may exercise their Option for a period of three (3) months from said retirement, and in the event of the death of a Key Employee, during their employment or term as director or within three (3) months after retirement, said Option may be exercised during a period of one
(1) year from the date of death, as described in Section 10 below. In no event shall any such extended period result in the exercise of an Option later than the date which is the tenth anniversary of the date such Option is granted, however, nor shall any Options be exercisable to any greater extent than they may have been at the date of said retirement or death.

                                  10.

                         NONTRANSFERABILITY


     No Option granted under this Plan shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and such Option shall be exercisable during a Key Employee's lifetime only by the Key Employee. The estate of a deceased Key Employee or the person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee.


                                 11.

                       SECURITIES REGISTRATION


     Each Option Agreement shall provide that, upon the receipt of shares of Common Stock as a result of the surrender or exercise of an Option, the Key Employee shall, if so requested by PMSC, hold such shares of Common Stock for investment and not with a view of resale or distribution to the public and, if so requested by PMSC, shall deliver to PMSC a written statement satisfactory to PMSC to that effect. As for Common Stock issued pursuant to this Plan, PMSC at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Common Stock to a Key Employee under the Securities Act of 1933 and under any other applicable securities laws or to qualify such Common Stock for an exemption under any such laws prior to the issuance of such Common



Stock to a Key Employee; however, PMSC shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Common Stock by a Key Employee.


                                 12.

                            LIFE OF PLAN


     No Option shall be granted under this Plan on or after the earlier of:

     (1) the tenth anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable, or

     (2) the date on which all of the Common Stock reserved under
Section 3 of this Plan has (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.


                                 13.

                             ADJUSTMENT


     The number of shares of Common Stock reserved under Section 3 of this Plan, the number of shares of Common Stock subject to Options granted under this Plan, and the Option Price, as defined in Section 8 hereof, in each Option Agreement outstanding at said time, shall all be adjusted by the Board in an equitable manner to reflect any change in the capitalization of PMSC including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 425(a) of the
Code) the number of shares of Common Stock reserved under Section 3 of this Plan, the number of shares subject to Options granted under this Plan and the Option Price, as defined in Section 8 hereof, in each Option Agreement outstanding at said time, in the event of any corporate transaction described in Section 425(a) of the Code which provides for the substitution or assumption of such Options. If any adjustment under this Section 13 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Common Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under
Section 3" within the meaning of Section 15(1) of this Plan.


                                  14.

                       SALE OR MERGER OF PMSC


     In the event of dissolution or liquidation of PMSC or any merger or combination in which PMSC is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his or her Option, in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions.


                                  15.

                          AMENDMENT TO PLAN


     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of PMSC (1) to increase the number of shares reserved under Section 3, (2) to extend the maximum life of the Plan under Section 12 or the maximum exercise period under Section 9, (3) to decrease the minimum Option Price under
Section 8, (4) to change the class of persons eligible for Options as Key Employees under Section 6 or to otherwise materially modify (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in this Plan or (5) to otherwise materially increase (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing under this Plan. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, PMSC shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of PMSC or a transaction described in
Section 13 or Section 14 of this Plan.

                                 16.

                            MISCELLANEOUS


     16.1 No Shareholder Rights. No Key Employee shall have any right as a shareholder of PMSC as a result of the grant of an Option under this Plan or the exercise of such Option, pending the actual delivery of the Common Stock subject to such Option to such Key Employee.

     16.2 No Contract of Employment. The grant of an Option to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

     16.3 Withholding. The exercise of any Option granted under this Plan shall constitute a Key Employee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

     16.4 Construction. This Plan shall be construed under the laws of the State of South Carolina.




     IN WITNESS WHEREOF, PMSC has caused its duly authorized officer to execute this Plan effective as of October 18, 1988 to evidence its adoption of this Plan.



                                POLICY MANAGEMENT SYSTEMS CORPORATION



                                By: ________________________________
                                     G. Larry Wilson
                                     President

                              FIRST AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION

                          1989 STOCK OPTION PLAN


THIS AMENDMENT to the Policy Management Systems Corporation 1989 Stock Option Plan (the "Plan") is made by POLICY MANAGEMENT SYSTEMS CORPORATION (the "Company") and entered into as of this 21st day of July, 1992, to be effective as of the date this amendment is approved by a majority of the stockholders of the Company at a meeting duly called and held.



                           W I T N E S S E T H:


WHEREAS, the Company sponsors and maintains the Plan and, pursuant to Section 15 thereof, the Company has the right to amend the Plan subject to stockholders approving certain amendments; and

WHEREAS, the Company desires to amend the Plan to authorize additional shares of the Company's stock to be reserved for use under the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

  I. The first sentence of Section 3 is amended to read as follows:

      There shall be 2,500,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock.

IN WITNESS WHEREOF, this First Amendment has been executed on the day and year first above written.


     POLICY MANAGEMENT SYSTEMS
     CORPORATION


     BY:  __________________________
          G. Larry Wilson
          President

                             SECOND AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN


THIS AMENDMENT to Policy Management Systems Corporation 1989 Stock Option Plan (the "Plan) is made by POLICY MANAGEMENT SYSTEMS CORPORATION (the "Company") and entered into as of this ____ day of ____________, 1994, to be effective as of the date this amendment is approved by the stockholders of the Company at a meeting duly called and held.

                           W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan and, pursuant to Section 15 thereof, the Company has the right to amend the Plan subject to stockholders approving certain amendments; and

WHEREAS, the Company desires to amend the Plan to authorize additional shares of the Company's stock to be reserved for use under the Plan;

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

1. The first sentence of Section 3 is amended to read as follows:

     There shall be 2,750,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock.

2. The first sentence in the second paragraph of Section 3 is amended to read as follows:

     An Option Agreement shall provide when the Option shall become exercisable, but in no event shall an Option become exercisable earlier than in installments as follows:

     (1) During the first year of the Term, the Option shall be exercisable as to one-third (1/3) of the number of shares subject to the Option;

     (2) During the second year of the Term, the Option shall be exercisable as to two-thirds (2/3) of the number of shares subject to the Option, minus the number of shares, if any, as to which the Option was exercised during the first year of the Term; and

     (3) During the third and following years of the Term, the Option shall be exercisable as to all of the shares subject to the Option, minus and number of shares, if any, as to which the Option was exercised during the first and second years of the Term.

IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

                    POLICY MANAGEMENT SYSTEMS
                    CORPORATION


                    BY: __________________________
                          G. Larry Wilson
                          President and Chairman

                              THIRD AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN


THIS AMENDMENT to Policy Management Systems Corporation 1989 Stock Option Plan (the "Plan) is made by POLICY MANAGEMENT SYSTEMS CORPORATION (the "Company") and entered into as of this ____ day of _____, 1995, to be effective as of the date this amendment is approved by the stockholders of the Company at a meeting duly called and held.

                           W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan and, pursuant to Section 15 thereof, the Company has the right to amend the Plan subject to stockholders approving certain amendments; and

WHEREAS, the Company desires to amend the Plan to authorize additional shares of the Company's stock to be reserved for use under the Plan;

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

 1. There shall be an additional 2,250,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock.

 2.  Section 14 of the Plan is amended to add the following
     Subsection 14.2 and the existing paragraph under Section 14 is re-numbered as Section 14.1:

     14.2 The Committee may, in its sole and absolute discretion, include in an Option Agreement a provision stating that if there is a Change in Control of PMSC (as hereinafter defined) prior to the expiration date of the Options, then, notwithstanding any other provision of this Plan or the Option Agreement to the contrary, each Option granted under that Option Agreement shall become immediately exercisable regardless of whether there is a change in office or employment status subsequent to such Change in Control. For purposes of this Section, a "Change in Control" shall be deemed to have occurred in the event: (1) that substantially all of the Company's assets are sold to another corporation; or (2) any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not affiliates, but who are acting in concert, becomes the owner of record or beneficially of securities of PMSC which represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of PMSC's then outstanding securities entitled to elect directors; or (3) the Board or a committee thereof makes a determination in its reasonable judgment that a Change in Control of PMSC has taken place. In addition, the Committee may, in its sole and absolute discretion, include in an Option Agreement that notwithstanding Section 9 of the Plan or the terms of the Option Agreement to the contrary, following a Change in Control of PMSC the Key Employee shall have a period of ninety (90) days after termination of employment to exercise the Options granted thereby, and in the event of the death of the Key Employee during said ninety (90) day period, said Options may be exercised during a period of one (1) year from the date of death, as described in Section 10, but in no event shall such Options be exercised after the tenth anniversary date such Options were granted.

 3. Section 9 is amended to add to the end of the Section the following:

          Notwithstanding the foregoing, the Committee may, but shall not be required to do so, in its sole and absolute discretion, permit a Key Employee to exercise outstanding options sooner than would otherwise be permitted by the foregoing and as set forth in the Option Agreement in the event the Key Employee retires or otherwise leaves the employ of the PMSC.


IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

POLICY MANAGEMENT SYSTEMS
CORPORATION

BY: __________________________
     G. Larry Wilson
     President and Chairman

                             FOURTH AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN


THIS AMENDMENT to Policy Management Systems Corporation 1989
Stock Option Plan (the "Plan) is made by POLICY MANAGEMENT
SYSTEMS CORPORATION ("PMSC") and entered into as of this ____ day of ______, 1995.

                           W I T N E S S E T H:

WHEREAS, PMSC sponsors and maintains the Plan and, pursuant to
Section 15 thereof, PMSC has the right to make certain amendments to the Plan, such as the one set forth herein, without the stockholders approving such amendments; and

WHEREAS, under Section 162(m) of the Internal Revenue Code, for PMSC to receive certain tax treatment relating to the Plan, the Plan must set forth the maximum amount of Options which can be granted to individuals in a specified period pursuant to the Plan; and

WHEREAS, PMSC now desires to amend the Plan to satisfy the requirements of Section 162(m).

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

A new subsection (d) is added to Section 7 of the Plan as follows:

     (d) The maximum number of Options which may be granted under this Plan during any calendar year to any individual shall not exceed 500,000, subject to adjustment in the manner provided in the Plan for changes in capital structure and other corporate transactions.


IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

POLICY MANAGEMENT SYSTEMS
CORPORATION

BY: __________________________
     G. Larry Wilson
      President and Chairman